EXHIBIT 10.07


                             SPOKESPERSON AGREEMENT

     This Spokesperson Agreement (Agreement) is effective as of April 16, 2001 between Imagenetix, Inc. (Imagenetix or the Company), a California Corporation with its principal place of business at 16935 W. Bernardo Drive, Suite 101, San Diego, California, and Tony Gwynn and Alicia Gwynn (Spokespersons).

                                    Recitals

     WHEREAS, Imagenetix is a leader in the nutritional products industry and the supplier of Cetyl Myristoleate Complex (the product), a powerful product designed by Imagenetix which as been proven to prevent and reduce pain due to arthritis, including osteoarthritis, rheumatoid arthritis, and tendonitis;

     WHEREAS, Spokesperson Tony Gwynn is a professional major league baseball player for the San Diego Padres baseball team, and Alicia Gwynn is a San Diego businessperson devoted to health and fitness, and whereas both Spokespersons have personally used Cetyl Myristoleate Complex and found it to be an effective and beneficial product;

     THEREFORE, in consideration of the mutual covenants contained in this Agreement, Imagenetix and Spokespersons agree as follows:

                          ARTICLE 1. TERM OF CONTRACT

1.01 This Agreement will become effective on the date stated above, and will continue in effect for a period of two (2) years, ending on April 15, 2003 unless terminated sooner as provided for herein.

                     ARTICLE 2. SERVICES TO BE PERFORMED BY
                                  SPOKESPERSONS

                                Marketing Efforts

2.01 Each of the Spokespersons will actively promote the product and, in specific terms, make the following marketing efforts per year (but not necessarily together) on behalf of the product during the term of this
Agreement:

     a.   2 personal appearances;
     b.   1 video;
     c.   1 television and/or radio spot or commercial;
     d.   2 print ads.

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2.02 Spokespersons will be afforded full sign-off authority on all statements and advertisements using Spokespersons name, likeness and/or persona in the marketing of Imagenetix products.

2.03 A Mass Market Distributor is intended to be part of the marketing and sales efforts.

                         Spokespersons Responsibilities

2.04 Consultants will work with William Spencer, President of Imagenetix, or such other representative who may be appointed by Mr. Spencer, with respect to specific appearances and marketing efforts as set forth above.

                            Status of Spokespersons

2.05 Spokespersons enter into this Agreement, and will remain throughout the term of the Agreement, as independent contractors. Spokespersons agree they are not entitled to the rights or benefits afforded to Imagenetixs employees, including disability or unemployment insurance, workers compensation, sick leave, or any other employment benefit unless otherwise specified herein. Spokespersons agree that all Company products are the property of, and 100% owned by, the Company, and Spokespersons shall have no right, title, or interest in any of the aforementioned, notwithstanding any contribution made by Spokespersons in marketing the same.

                            Payment of Income Taxes

2.06 Spokespersons are responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Imagenetix to Spokespersons for marketing efforts under this Agreement.

                            ARTICLE 3. COMPENSATION

3.01 As compensation for their combined services contemplated herein, Spokespersons shall be compensated as follows:

     a. A total of$ 100,000 per year to Tony and Alicia Gwynn, or their designated assignee, payable as follows:

          1. $28,000 to be paid upon the execution of all parties to this Agreement;

          2. $6,000 per month, beginning on June 1, 2001, with the final payment due on or before April 15, 2002;

          3. A similar payment scheduled will be implemented for the second year.

     b. A total of 100,000 Imagenetix stock options at market value to be issued to Tony and Alicia Gwynn, or their designated assignees, which options will be issued as soon as possible and may be exercised as follows, provided however, that all issuances of options and the exercise thereof be fully compatible with all federal and state securities laws and regulations:

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          1.   50,000 options exercisable one year from the date of issuance;

          2.   50,000 options exercisable two years from the date of issuance.

                             ARTICLE 4. ASSIGNMENT

4.01 Neither this Agreement nor any duties or obligations under this Agreement may be assigned by either party without the signed written consent of the other party.

                           ARTICLE 5. INDEMNIFICATION

5.01 To the extent permitted by law, Imagenetix will indemnify Spokespersons, and each of them, against any claim or liability and will hold Spokespersons, and each of them, harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission by ;pokespersons performed or made in good faith on behalf of Imagenetix pursuant to this Agreement.

                      ARTICLE 6. TERMINATION OF AGREEMENT

6.01 This Agreement will terminate automatically without further notice, and will excuse further performance by the non-terminating party, on the occurrence of any of the following events:

     (a)  Bankruptcy or insolvency of either party.

     (b)  Sale of Imagenetix.

     (c) Inability or unwillingness of either Spokesperson to perform the marketing efforts described above in paragraph 2.01.

     (d) Assignment of this Agreement by either party without the consent of the other party.

                         ARTICLE 7. GENERAL PROVISIONS

                                    Notices

7.01 Any notices required to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices must be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by giving written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of the day of receipt or the fifth day after mailing, whichever occurs first.

                                Entire Agreement

7.02 This Agreement supersedes any and all agreements, either oral or written, between the parties with respect to the rendering of services in any capacity, whether as Spokespersons or employees, by Spokespersons to Imagenetix and this Agreement contains herein all of the representations, covenants, and

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agreements between the parties with respect to the rendering of those services.
Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding between the parties. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

                               Partial Invalidity

7.03 If any provision of this Agreement is held by a court of competent jurisdiction, or by an arbitrator, to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in anyway.

                                  Arbitration

7.04 Any controversy or claim arising out of or relating to this Agreement or the broach of the Agreement will be settled by arbitration in accordance with the rules of the American Arbitration Association in San Diego, California, pursuant to the laws of the State of California. Judgment on the award rendered by the arbitrators maybe entered in any court having jurisdiction over the award.

                                  Counterparts

7.05 This Agreement maybe executed in multiple counterparts for purposes of convenience and each counterpart shall be considered duplicate original of this Agreement.

Dated this 16 day of April, 2001, at San Diego, California.

                                            IMAGENETIX, INC.



                                            By:  /s/  William Spencer
                                            ----------------------------------
                                                      William Spencer, President



                                            SPOKESPERSONS


                                            By:  /s/  Tony Gwynn
                                            ----------------------------------
                                                      Tony Gwynn


                                            By:  /s/  Alicia Gwynn
                                            ----------------------------------
                                                      Alicia Gwynn